As filed with the Securities and Exchange Commission on June 20, 2014

Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

KANDI TECHNOLOGIES GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	90-0363723
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Jinhua City Industrial Zone
Jinhua, Zhejiang Province
People’s Republic of China
Post Code 321016
(86 - 579) 82239856
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Hu Xiaoming, Chief Executive Officer
Kandi Technologies Group, Inc.
Jinhua City Industrial Zone
Jinhua, Zhejiang Province
People’s Republic of China
Post Code 321016
(86 - 579) 82239856
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Elizabeth F. Chen, Esq.
Eric M. Hellige, Esq.
Pryor Cashman LLP
7 Times Square
New York, New York 10036
(212) 421-4100

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [_]

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to rule 413(b) under the Securities Act, check the following box. [_]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer [_]	Accelerated filer [X]	Non-accelerated filer [_]	Smaller reporting company [_]
(Do not check if a smaller
reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered(1)	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee(3)
Common Stock, par value $0.001 per share
Preferred Stock, par value $0.001 per share
Debt Securities
Warrants
Rights
Units
TOTAL	$300,000,000	N/A	$300,000,000	$38,640

(1)

There are being registered under this Registration Statement such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase common stock, preferred stock and/or debt securities, such indeterminate number of rights to purchase common stock or preferred stock and such indeterminate number of units as may be sold by the Registrant from time to time, which together shall have an aggregate initial offering price not to exceed $300,000,000. If the Registrant issues any debt securities at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount at maturity as shall result in an aggregate offering price not to exceed $300,000,000, less the aggregate dollar amount of all securities previously issued hereunder. The Registrant may sell any securities it is registering under this Registration Statement separately or as units with the other securities it is registering under this Registration Statement. The Registrant will determine, from time to time, the proposed maximum offering price per unit in connection with its issuance of the securities it is registering under this Registration Statement. The securities it is registering under this Registration Statement also include such indeterminate number of shares of common stock and preferred stock and such indeterminate principal amount of debt securities as the Registrant may issue upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or rights or pursuant to the anti-dilution provisions of any of such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), the shares the Registrant is registering under this Registration Statement include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares the Registrant is registering as a result of stock splits, stock dividends or similar transactions.

(2)

The Registrant will determine the proposed maximum aggregate offering price per class of security from time to time in connection with its issuance of the securities the Registrant is registering under this Registration Statement and the Registrant is not specifying such price as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act.

___________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 20, 2014

PRELIMINARY PROSPECTUS

Kandi Technologies Group, Inc.

$300,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units
_________________________________________

            We may offer from time to time shares of our common stock, preferred stock, senior debt securities (which may be convertible into or exchangeable for common stock), subordinated debt securities (which may be convertible into or exchangeable for common stock), warrants, rights and units that include any of these securities. The aggregate initial offering price of the securities sold under this prospectus will not exceed $300,000,000. We will offer the securities in amounts, at prices and on terms to be determined at the time of the offering.

            Each time we sell securities hereunder, we will attach a supplement to this prospectus that contains specific information about the terms of the offering, including the price at which we are offering the securities to the public. The prospectus supplement may also add, update or change information contained or incorporated in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read this prospectus, the information incorporated by reference in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus carefully before you invest in our securities.

            The securities hereunder may be offered directly by us, through agents designated from time to time by us or to or through underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the section entitled “About This Prospectus” for more information.

            Our common stock is listed on the NASDAQ Global Select Market under the symbol KNDI.

            Investing in securities involves certain risks. See “Risk Factors” beginning on page 4 of this prospectus and in the applicable prospectus supplement, as updated in our future filings made with the Securities and Exchange Commission that are incorporated by reference into this prospectus. You should carefully read and consider these risk factors before you invest in our securities.

            Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

_______________________________

The date of this prospectus is        , 2014.

            The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you.

            We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, that contained in this prospectus, including in any of the materials that we have incorporated by reference into this prospectus, any accompanying prospectus supplement, and any free writing prospectus prepared or authorized by us. Therefore, if anyone does give you information of this sort, you should not rely on it as authorized by us. You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement.

            You should not assume that the information contained in this prospectus and any accompanying supplement to this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying supplement to this prospectus is delivered or securities are sold on a later date. Neither the delivery of this prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date hereof or that the information incorporated by reference herein is correct as of any time subsequent to the date of such information.

ABOUT THIS PROSPECTUS

            This prospectus is part of a registration statement on Form S-3 we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. The aggregate initial offering price of all securities sold under this prospectus will not exceed $300,000,000.

            This prospectus provides certain general information about the securities that we may offer hereunder. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. In each prospectus supplement, we will include the following information:

•	the number and type of securities that we propose to sell;
•	the public offering price;
•	the names of any underwriters, agents or dealers through or to which the securities will be sold;
•	any compensation of those underwriters, agents or dealers;
•	any additional risk factors applicable to the securities or our business and operations; and
•	any other material information about the offering and sale of the securities.

            In addition, the prospectus supplement or free writing prospectus may also add, update or change the information contained in this prospectus or in documents incorporated by reference in this prospectus. The prospectus supplement or free writing prospectus will supersede this prospectus to the extent it contains information that is different from, or that conflicts with, the information contained in this prospectus or incorporated by reference in this prospectus. You should read and consider all information contained in this prospectus, any accompanying prospectus supplement and any free writing prospectus that we have authorized for use in connection with a specific offering, in making your investment decision. You should also read and consider the information contained in the documents identified under the heading “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” in this prospectus.

            Unless the context otherwise requires, the terms “the Company,” “we,” “us,” and “our” in this prospectus each refer to Kandi Technologies Group, Inc., our subsidiaries and our consolidated entities. “China” and “the PRC” refer to the People’s Republic of China.

FORWARD-LOOKING STATEMENTS

            Some of the statements contained or incorporated by reference in this prospectus may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act and may involve material risks, assumptions and uncertainties. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “believe,” “might,” “expect,” “anticipate,” “intend,” “plan,” “estimate” and similar words, although some forward-looking statements are expressed differently.

            Although we believe that the expectations reflected in such forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict and which may cause actual outcomes and results to differ materially from what is expressed or forecasted in such forward-looking statements. These forward-looking statements speak only as of the date on which they are made and except as required by law, we undertake no obligation to publicly release the results of any revision or update of these forward-looking statements, whether as a result of new information, future events or otherwise. If we do update or correct one or more forward-looking statements, you should not conclude that we will make additional updates or corrections with respect thereto or with respect to other forward-looking statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from our forward-looking statements is included in our periodic reports filed with the SEC and in the “Risk Factors” section of this prospectus.

THE COMPANY

           We were incorporated under the laws of the State of Delaware on March 31, 2004. On August 13, 2007, we changed our name from Stone Mountain Resources, Inc. to Kandi Technologies, Corp. On December 21, 2012, we changed our name from Kandi Technologies, Corp. to Kandi Technologies Group, Inc. to better communicate our current organizational structure to the investment community, our customers and our business partners.

            Headquartered in Zhejiang Province, we are one of China’s leading producers and manufacturers of electric vehicles (“EVs”), all-terrain vehicles (“ATVs”), go-karts and a variety of other specialty vehicles, including specialized utility vehicles, for the PRC and global markets. In connection with our strategic objective of becoming a world leader in electric vehicles manufacturing and related services, we have increased our focus on fuel-efficient, pure EVs, with a particular focus on expanding our domestic market share in China.

Our Business

            Our primary business is designing, developing, manufacturing and commercializing EVs, ATVs, go-karts, specialized automobiles and automobile-related products for the PRC and global markets.

           Our products include EVs, off-road vehicles (which include ATVs, utility vehicles (“UTVs”) and go-karts), motorcycles, refitted cars and automobile parts. According to our market research on consumer demand trends, we have adjusted our production line strategically and continue to develop and manufacture new products in an effort to meet market demands and better serve our customers.

            The following table shows our production by product type and revenues for the years ended December 31, 2013 and 2012:

	Year ended December 31,
	2013		2012
	Units	Revenue	Units	Revenue
All-terrain Vehicles (ATVs)	18,295	$10,407,858	14,467	$6,402,753
Electric Vehicles (EVs)	4,694	46,619,203	3,915	19,034,936
Go-Kart	36,499	33,187,877	34,517	30,794,415
Utility vehicles (UTVs)	440	1,155,221	93	319,014
Three-wheeled motorcycles (TT)	243	383,760	1,060	1,272,898
Refitted car	39	1,058,095	115	3,172,417
Auto generator	51,588	1,724,031	93,881	3,517,237
Total	111,798	$94,536,045	148,048	$64,513,670

            Our current business is primarily conducted through our wholly-owned subsidiary, Zhejiang Kandi Vehicles Co., Ltd. (“Kandi Vehicles”), and the partial and wholly-owned subsidiaries of Kandi Vehicles.

Corporate Structure

            Our current corporate structure is set forth in the diagram below:

            Pursuant to relevant agreements executed in January 2011, Kandi Vehicles is entitled to 100% of the economic benefits, voting rights and residual interests (100% profits and loss absorption rate) of Jinhua Kandi New Energy Vehicles Co., Ltd. (“Kandi New Energy”), a company in which Kandi Vehicles has a 50% interest.

            Jinhua Three Parties New Energy Vehicles Service Co., Ltd. (“Jinhua Service”) was formed as a joint venture, by and among our wholly-owned subsidiary, Kandi Vehicles, the State Grid Power Corporation and Tianneng Power International. The Company, indirectly through Kandi Vehicles, has a 30% ownership interest in Jinhua Service.

            In April 2012, pursuant to a share exchange agreement, we acquired 100% of Yongkang Scrou Electric Co. (“Yongkang Scrou”), a manufacturer of automobile and EV parts.

            In March 2013, pursuant to a joint venture agreement (the “JV Agreement”) entered into between Kandi Vehicles and Shanghai Maple Guorun Automobile Co., Ltd. (“Shanghai Maple”), a 99% owned subsidiary of Geely Automobile Holdings Ltd. (“Geely”), the parties established Zhejiang Kandi Electric Vehicles Co., Ltd. (the “JV Company”) to develop, manufacture and sell EVs and related auto parts. Each of Kandi Vehicles and Shanghai Maple has a 50% ownership interest in the JV Company. In March 2014, the JV Company changed its name to Kandi Electric Vehicles Group Co., Ltd.

            In March 2013, Kandi Vehicles formed Kandi Electric Vehicles (Changxing) Co., Ltd. (“Kandi Changxing”) in the Changxing (National) Economic and Technological Development Zone. Kandi Changxing is engaged in the production of EVs. In fourth quarter of 2013, Kandi Vehicle entered into an ownership transfer agreement with JV Company to transfer 100% ownership to Kandi Changxing to the JV Company. Through our wholly-owned subsidiary, Kandi Vehicles, we have a 50% ownership interest in Kandi Changxing.

            In April 2013, Kandi Electric Vehicles (Wanning) Co., Ltd. (“Kandi Wanning”) was formed by Kandi Vehicles and Kandi New Energy in Wanning City of Hainan Province. Kandi Vehicles has a 90% ownership in Kandi Wanning, and Kandi New Energy has the remaining 10% interest. However, Kandi Vehicles is, effectively, entitled to 100% of the economic benefits, voting rights and residual interests (100% profits and loss absorption rate) of Kandi Wanning because it is entitled to 100% of the economic benefits, voting rights and residual interests (100% profits and loss absorption rate) of Kandi New Energy.

            In July 2013, Zhejiang ZuoZhongYou Electric Vehicle Service Co., Ltd. (the “Service Company”) was formed. The JV Company has a 19% ownership interest in the Service Company. Through our wholly-owned subsidiary, Kandi Vehicles, we have a 9.5% ownership interest in the Service Company.

            In November 2013, Zhejiang Kandi Electric Vehicles Jinhua Co., Ltd. (“Kandi Jinhua”) was formed by the JV Company. The JV Company has 100% ownership interest in Kandi Jinhua, and through our wholly-owned subsidiary, Kandi Vehicles, we have a 50% ownership interest in Kandi Jinhua.

            In November 2013, Zhejiang JiHeKang Electric Vehicle Sales Co., Ltd. (“JiHeKang”) was formed by the JV Company. The JV Company has 100% ownership interest in JiHeKang, and through our wholly-owned subsidiary, Kandi Vehicles, we have a 50% ownership interest in JiHeKang.

            In December 2013, the JV Company entered into an ownership transfer agreement with Shanghai Maple in connection with acquiring 100% ownership of Kandi Electric Vehicles (Shanghai) Co., Ltd. (“Kandi Shanghai”). Kandi Shanghai is a wholly-owned subsidiary of the JV Company, and through our 50% ownership interest in the JV Company, we have a 50% ownership interest in Kandi Shanghai.

            In January 2014, Zhejiang Kandi Electric Vehicles Jiangsu Co., Ltd. (“Kandi Jiangsu”) was formed by the JV Company. The JV Company has 100% ownership interest in Kandi Jiangsu, and the Company, indirectly through its 50% ownership interest in the JV Company, has a 50% economic interest in Kandi Jiangsu.

Our Corporate Information

            We are headquartered in Zhejiang Province in China. Our principal executive offices are located at Jinhua City Industrial Zone, Jinhua, Zhejiang Province, People’s Republic of China, Post Code 321016, and our telephone number at this location is +86-579-82239856. Our website address is http://en.kandivehicle.com. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information on our website to be part of this prospectus.

RISK FACTORS

            An investment in our securities involves a high degree of risk. Before making any investment decision, you should carefully consider the risk factors set forth below, the information under the caption “Risk Factors” in any applicable prospectus supplement, any related free writing prospectus that we may authorize to be provided to you and the information under the caption “Risk Factors” in our annual report on Form 10-K and quarterly report on Form 10-Q that are incorporated by reference in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

            These risks could materially affect our business, results of operation or financial condition and affect the value of our securities. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment. You could lose all or part of your investment. For more information, see “Where You Can Find More Information.”

Risks Related to Our Securities and the Offering

            Future sales or other dilution of our equity could depress the market price of our common stock.

            Sales of our common stock, preferred stock, warrants, rights or convertible debt securities, or any combination of the foregoing, in the public market, or the perception that such sales could occur, could negatively impact the price of our common stock. We have a number of institutional and individual shareholders that own significant blocks of our common stock. If one or more of these shareholders were to sell large portions of their holdings in a relatively short time, for liquidity or other reasons, the prevailing market price of our common stock could be negatively affected.

            In addition, the issuance of additional shares of our common stock, securities convertible into or exercisable for our common stock, other equity-linked securities, including preferred stock, warrants or rights or any combination of these securities pursuant to this prospectus will dilute the ownership interest of our common shareholders and could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

            We may need to seek additional capital. If this additional financing is obtained through the issuance of equity securities, debt securities convertible into equity or options, warrants or rights to acquire equity securities, our existing shareholders could experience significant dilution upon the issuance, conversion or exercise of such securities.

            Our management will have broad discretion over the use of the proceeds we receive from the sale our securities pursuant to this prospectus and might not apply the proceeds in ways that increase the value of your investment.

            Our management will have broad discretion to use the net proceeds from any offerings under this prospectus, and you will be relying on the judgment of our management regarding the application of these proceeds. Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus will be added to our general funds and will be used for general corporate purposes. Our management might not apply the net proceeds from offerings of our securities in ways that increase the value of your investment and might not be able to yield a significant return, if any, on any investment of such net proceeds. You may not have the opportunity to influence our decisions on how to use such proceeds.

RATIO OF EARNINGS TO FIXED CHARGES

            The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated.

	Three Months
	Ended March 31,	Years Ended December 31,
	2014	2013	2012	2011	2010	2009

RATIO OF EARNINGS TO FIXED CHARGES	-1.1	1.0	2.9	2.5	2.1	2.3

USE OF PROCEEDS

            Except as may be stated in the applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you, we intend to use the net proceeds we receive from the sale of the securities offered by this prospectus for general corporate purposes, which may include, among other things, repayment of debt, repurchases of common stock, capital expenditures, the financing of possible acquisitions or business expansions, increasing our working capital and the financing of ongoing operating expenses and overhead.

DESCRIPTION OF CAPITAL STOCK

            The following is a summary of our capital stock and certain provisions of our certificate of incorporation and bylaws. This summary does not purport to be complete and is qualified in its entirety by the provisions of our certificate of incorporation, as amended, our bylaws and applicable provisions of the Delaware General Corporation Law or the DGCL).

            See “Where You Can Find More Information” elsewhere in this prospectus for information on where you can obtain copies of our certificate of incorporation and our bylaws, which have been filed with and are publicly available from the SEC. Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001, and 10,000,000 shares of preferred stock, par value $0.001.

DESCRIPTION OF COMMON STOCK

            As of June 16, 2014, there were 41,814,984 shares of our common stock issued and outstanding, held by approximately 17 stockholders of record.

            Our common stock is currently traded on the NASDAQ Global Select Market under the symbol “KNDI.”

            The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. The holders of outstanding shares of common stock are entitled to receive ratably any dividends declared by our board of directors out of assets legally available. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding shares of preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. Corporate Stock Transfer, 3200 Cherry Creek Drive South, Suite 4301, Denver, Colorado 80209, is the registrar and transfer agent of our common stock.

            All issued and outstanding shares of common stock are fully paid and nonassessable. Shares of our common stock that may be offered, from time to time, under this prospectus will be fully paid and nonassessable.

Delaware Anti-Takeover Provisions

            We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a publicly-held Delaware corporation from engaging in a “business combination,” except under certain circumstances, with an “interested stockholder” for a period of three years following the date such person became an “interested stockholder” unless:

•

before such person became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction that resulted in the interested stockholder becoming an interested stockholder;

•

upon the consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares held by directors who also are officers of the corporation and shares held by employee stock plans; or

•

at or following the time such person became an interested stockholder, the business combination is approved by the board of directors of the corporation authorized at a meeting of stockholders by the affirmative vote of the holders of 66 2/ % of the outstanding voting stock of the corporation which is not owned by the interested stockholder. [3]

            The term “interested stockholder” generally is defined as a person who, together with affiliates and associates, owns, or, within the three years prior to the determination of interested stockholder status, owned, 15% or more of a corporation’s outstanding voting stock. The term “business combination” includes mergers, asset or stock sales and other similar transactions resulting in a financial benefit to an interested stockholder. Section 203 makes it more difficult for an “interested stockholder” to effect various business combinations with a corporation for a three-year period. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders. Presently, we have not opted out of this provision.

DESCRIPTION OF PREFERRED STOCK

            As of June 16, 2014, no shares of preferred stock had been issued or were outstanding.

            Our board of directors has the authority to issue up to 10,000,000 shares of preferred stock in one or more series and to determine the rights and preferences of the shares of any such series without stockholder approval. Our board of directors may issue preferred stock in one or more series and has the authority to fix the designation and powers, rights and preferences and the qualifications, limitations or restrictions with respect to each class or series of such class without further vote or action by the stockholders, unless action is required by applicable law or the rules of any stock exchange on which our securities may be listed. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. Further, our board of director may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

            We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include, but not be limited to, the following:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•	voting rights, if any, of the preferred stock;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	a discussion of any material United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•

any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

DESCRIPTION OF DEBT SECURITIES

            We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. When we offer to sell debt securities, we will describe the specific terms of any debt securities offered from time to time in a supplement to this prospectus, which may supplement or change the terms outlined below. Senior debt securities will be issued under one or more senior indentures, dated as of a date prior to such issuance, between us and a trustee to be named in a prospectus supplement, as amended or supplemented from time to time. Any subordinated debt securities will be issued under one or more subordinated indentures, dated as of a date prior to such issuance, between us and a trustee to be named in a prospectus supplement, as amended or supplemented from time to time. The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended.

            Before we issue any debt securities, the form of indentures will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a current report on Form 8-K. For the complete terms of the debt securities, you should refer to the applicable prospectus supplement and the form of indentures for those particular debt securities. We encourage you to read the applicable prospectus supplement and the form of indenture for those particular debt securities before you purchase any of our debt securities.

            We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title;

•	whether or not such debt securities are guaranteed;

•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;

•	the maturity date;

•

the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	any restrictions our ability and/or the ability of our subsidiaries to:

	•	incur additional indebtedness;

	•	issue additional securities;

	•	create liens;

	•	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

	•	redeem capital stock;

	•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

	•	make investments or other restricted payments;

	•	sell or otherwise dispose of assets;

	•	enter into sale-leaseback transactions;

	•	engage in transactions with stockholders and affiliates;

	•	issue or sell stock of our subsidiaries; or

	•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of any material United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•	the denominations in which we will issue the series of debt securities;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

            We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

DESCRIPTION OF WARRANTS

            We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

            We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

            We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of any material or special United States federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

            Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•

in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•

in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

            Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

            Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

            If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

DESCRIPTION OF RIGHTS

            We may issue rights to purchase our common stock or preferred stock, in one or more series. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed after such rights offering. In connection with a rights offering to our stockholders, we will distribute certificates evidencing the rights and a prospectus supplement to our stockholders on the record date that we set for receiving rights in such rights offering. The applicable prospectus supplement or free writing prospectus will describe the following terms of rights in respect of which this prospectus is being delivered:

•	the title of such rights;

•	the securities for which such rights are exercisable;

•	the exercise price for such rights;

•	the date of determining the security holders entitled to the rights distribution;

•	the number of such rights issued to each security holder;

•	the extent to which such rights are transferable;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of such rights;

•	the date on which the right to exercise such rights shall commence, and the date on which such rights shall expire (subject to any extension);

•	the conditions to completion of the rights offering;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the rights;

•	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the rights offering; and

•	any other terms of such rights, including terms, procedures and limitations relating to the exchange and exercise of such rights.

            Each right will entitle the holder thereof the right to purchase for cash such amount of shares of common stock or preferred stock, or any combination thereof, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised at any time up to the close of business on the expiration date for such rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void. Rights may be exercised as set forth in the prospectus supplement relating to the rights offered thereby. Upon receipt of payment and the proper completion and due execution of the rights certificate at the office of the rights agent, if any, or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the shares of common stock and/or preferred stock purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

            As specified in the applicable prospectus supplement, we may issue, in one more series, units consisting of common stock, preferred stock, debt securities and/or warrants or rights for the purchase of common stock, preferred stock and/or debt securities in any combination. The applicable prospectus supplement will describe: .

•	the securities comprising the units, including whether and under what circumstances the securities comprising the units may be separately traded;

•	the terms and conditions applicable to the units, including a description of the terms of any applicable unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

            The securities covered by this prospectus may be offered and sold from time to time pursuant to one or more of the following methods:

•	through agents;

•	to or through underwriters;

•	to or through broker-dealers (acting as agent or principal);

•	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise;

•	directly to purchasers, through a specific bidding or auction process or otherwise; or

•	through a combination of any such methods of sale.

            Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us, from the purchasers of the securities or from both us and the purchasers. Any underwriters, dealers, agents or other investors participating in the distribution of the securities may be deemed to be “underwriters,” as that term is defined in the Securities Act, and compensation and profits received by them on sale of the securities may be deemed to be underwriting commissions, as that term is defined in the rules promulgated under the Securities Act.

            Each time securities are offered by this prospectus, the prospectus supplement, if required, will set forth:

•	the name of any underwriter, dealer or agent involved in the offer and sale of the securities;

•	the terms of the offering;

•	any discounts concessions or commissions and other items constituting compensation received by the underwriters, broker-dealers or agents;

•	any over-allotment option under which any underwriters may purchase additional securities from us; and

•	any initial public offering price.

            The securities may be sold at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The distribution of securities may be effected from time to time in one or more transactions, by means of one or more of the following transactions, which may include cross or block trades:

•	transactions on the NASDAQ Global Select Market or any other organized market where the securities may be traded;

•	in the over-the-counter market;

•	in negotiated transactions;

•	under delayed delivery contracts or other contractual commitments; or

•	a combination of such methods of sale.

            If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. Our securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. This prospectus and the prospectus supplement will be used by the underwriters to resell the shares of our securities.

            In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the offering proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

            If 5% or more of the net proceeds of any offering of our securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

            To comply with the securities laws of certain states, if applicable, the securities offered by this prospectus will be offered and sold in those states only through registered or licensed brokers or dealers.

            Agents, underwriters and dealers may be entitled under agreements entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. The prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their respective affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

            Certain persons participating in the offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

LEGAL MATTERS

            The validity of the securities offered in this prospectus will be passed upon for us by Pryor Cashman LLP.

EXPERTS

            Our consolidated financial statements as of December 31, 2013 and 2012, and for each of the years in the two-year period ended December 31, 2013, have been incorporated by reference in the registration statement in reliance on the report of Albert Wong & Co., an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

            The SEC allows us to “incorporate by reference” the information we file with them into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. This prospectus incorporates by reference any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, between the date of the initial registration statement and prior to effectiveness of the registration statement and the documents listed below that we have previously filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on March 17, 2014, as amended by Amendment No. 1 thereto filed with the SEC on May 16, 2014;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 filed with the SEC on May 12, 2014;

•	our Current Reports on Form 8-K, or amendments thereto, filed with the SEC on March 18, 2014, March 19, 2014 and March 20, 2014; and

•

the description of our common stock contained in the registration statement on Form 8-A, dated March 17, 2008, File No. 001-33997, and any other amendment or report filed for the purpose of updating such description.

            We also incorporate by reference all documents that we file with the SEC on or after the effective time of this prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the sale of all the securities registered hereunder or the termination of the registration statement. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC.

            Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

            You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling us at the following address or telephone number:

Kandi Technologies Group, Inc.
Jinhua City Industrial Zone
Jinhua, Zhejiang Province
People’s Republic of China
Post Code 321016
Attn: Zhu Xiaoying, Chief Financial Officer
+86-579-82239856

            Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance you are referred to the copy of the contract or other document filed as an exhibit to the registration statement or incorporated herein, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

WHERE YOU CAN FIND MORE INFORMATION

            This prospectus is part of a registration statement on Form S-3 that we filed with the SEC registering the securities that may be offered and sold hereunder. The registration statement, including exhibits thereto, contains additional relevant information about us and these securities, as permitted by the rules and regulations of the SEC, we have not included in this prospectus. A copy of the registration statement can be obtained at the address set forth below or at the SEC’s website as noted below. You should read the registration statement, including any applicable prospectus supplement, for further information about us and these securities.

            We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http:/www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because our common stock is listed on the NASDAQ Global Select Market, you may also inspect reports, proxy statements and other information at the offices of the NASDAQ Global Select Market.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

            The following table sets forth all expenses payable by us in connection with the offering of our securities being registered hereby.

SEC registration fee		$38,640
Legal fees and expenses		*
Accounting fees and expenses		*
Printing and miscellaneous expenses		*

Total expenses	$	*

* Estimated expenses are presently not known and cannot be estimated.

Item 15. Indemnification of Directors and Officers.

            Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and agents of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, as a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of actions by or in the right of the corporation, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action, and no indemnification shall be made where the person seeking indemnification has been found liable to the corporation, unless and only to the extent that a court determines is fair and reasonable in view of all circumstances.

            Our Certificate of Incorporation provides that no director shall be personally liable to our company or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

            We may enter into indemnification agreements with each of our directors and officers that are, in some cases, broader than the specific indemnification provisions permitted by Delaware law, and that may provide additional procedural protection. At present, we have not entered into any indemnification agreements with our directors or officers, but may choose to do so in the future. We have purchased directors and officers liability insurance for our directors and officers.

            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to our charter documents or the DGCL, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it us against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

            At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Item 16. Exhibits and Financial Schedule

            See the Exhibit Index attached to this registration statement and incorporated herein by reference.

Item 17. Undertakings.

            The undersigned registrant hereby undertakes:

            (1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)        to include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii)        to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

            (2)        That, for the purposes of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

            (3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4)        That, for the purpose of determining liability under the Securities Act to any purchaser:

            (i)        Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (ii)        Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

            (5)        That, for the purpose of determining liability of a Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

                         The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)        any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

            (ii)        any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

            (iii)        the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

            (iv)        any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

            (6)        The undersigned registrant hereby undertakes that:

            (i)        For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

            (ii)        For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

            Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jinhua, the People’s Republic of China on the 16th day of June, 2014.

KANDI TECHNOLOGIES GROUP, INC.

By:	/s/ Hu Xiaoming
Hu Xiaoming
Chairman of the Board of Directors, President and Chief
Executive Officer (Principal Executive Officer)

            Each person whose signature appears below constitutes and appoints Hu Xiaoming and Zhu Xiaoying as his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-3 and any subsequent registration statement the Registrant may hereafter file with the Securities and Exchange Commission pursuant to Rule 462 under the Securities Act to register additional securities in connection with this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Hu Xiaoming	Chairman of the Board of Directors,
Hu Xiaoming	President and Chief Executive	June 16, 2014
Officer (Principal Executive Officer)

/s/ Zhu Xiaoying	Chief Financial Officer (Principal
Zhu Xiaoying	Financial Officer and Principal	June 16, 2014
Accounting Officer) and Director

/s/ Qian Jingsong
Qian Jingsong	Director	June 16, 2014

/s/ Ni Guangzheng
Ni Guangzheng	Director	June 16, 2014

/s/ Jerry Lewin
Jerry Lewin	Director	June 16, 2014

/s/ Henry Yu	Director	June 16, 2014
Henry Yu

/s/Chen Liming	Director	June 16, 2014
Chen Liming

EXHIBIT INDEX

Exhibit
Number	Description

1.1	Form of Underwriting Agreement*

3.1	Certificate of Incorporation (filed as Exhibit 3.1 to the Company’ s Registration Statement on Form SB-2, dated April 1, 2005; File No. 333-123735).

3.2	Certificate For Renewal and Revival of Charter dated May 27, 2007.**

3.3	Certificate of Amendment of Certificate of Incorporation (filed as Exhibit 4.2 to the Company’s Form S-3, dated November 19, 2009; File No. 333-163222)

3.4	Certificate of Amendment of Certificate of Incorporation (filed as Exhibit 3.1 to the Company’s Form 8-K, dated December 21, 2012)

3.5	Bylaws (filed as Exhibit 3.2 to the Company’s Form SB-2, dated April 1, 2005; File No. 333-123735)

4.1	Common Stock Specimen**

4.2	Form of Indenture, including form of Note*

4.3	Form of Warrant Agreement, including form of Warrant*

4.4	Form of Unit Agreement*

4.5	Form of Pledge Agreement*

4.6	Form of Rights Certificate*

5.1	Opinion of Pryor Cashman LLP.**

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Independent Registered Public Accounting Firm**

23.2	Consent of Pryor Cashman LLP (included in legal opinion filed as Exhibit 5.1)**

24.1	Powers of Attorney (included on signature page)
_______________________
*	To be filed, if applicable, by amendment or as an exhibit to a report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 134, as amended, and incorporated herein by reference.

**	Filed herewith